------------------------------------------------------------------------------



                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): October 29, 2003




                         PARALLEL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                      0-13305                75-1971716
 (State or other jurisdiction      (Commission File          (IRS Employer
of Incorporation or organization)      Number)             Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas                   79701
  (Address of Principal Executive Offices)                    (Zip Code)



                                  432-684-3727
              (Registrant's telephone number, including area code)






-----------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits.


(c) Exhibits

     99.1 Press Release dated October 29, 2003 announcing financial results for the third fiscal quarter ended September 30, 2003.



Item 9.  Regulation FD Disclosure.

         Parallel Petroleum Corporation wishes to disclose its press release, dated October 29, 2003, relating to its results of operations and financial condition for the third fiscal quarter ended September 30, 2003.

         In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 hereto is being furnished under this Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 12. Results of Operations and Financial Condition.

     The information included in Exhibit 99.1 hereto is also being furnished under this Item 12 and, in accordance with General Instruction B.6 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PARALLEL PETROLEUM CORPORATION


                                                By: /s/ Larry C. Oldham
                                                ------------------------------
                                                Larry C. Oldham, President


Dated: October 29, 2003

                                  EXHIBIT INDEX


  Exhibit No.                       Description
  -----------                       -----------

     99.1 Press Release dated October 29, 2003 announcing financial results of Parallel Petroleum Corporation for the third fiscal quarter ended September 30, 2003.

                                                                Exhibit 99.1

                                                                PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400            Contact:  Cindy Thomason
Midland, TX 79701   (432) 684-3727                 Manager of Investor Relations
http://www.parallel-petro.com                      cindyt@parallel-petro.com


                          PARALLEL PETROLEUM ANNOUNCES
          INCREASED PRODUCTION, EARNINGS, CASH FLOW AND 3 NEW PROJECTS

MIDLAND, Texas, (BUSINESS WIRE), October 29, 2003 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial and operational results for the third quarter ended September 30, 2003 and three new projects.

Third Quarter Results

For the three months ended September 30, 2003, Parallel reported net income of $1.6 million, or $.07 per diluted share. Included in net income was $3.4 million of operating income primarily due to a 134% increase in production volumes and a 37% increase in oil and gas prices, net of hedges, when comparing the third quarter of 2003 to the third quarter of 2002. For the three months ended September 30, 2002, Parallel recorded a net loss of $0.5 million, or a loss of $.03 per diluted share, which was primarily the result of reduced volumes and BOE prices, non-cash losses associated with equity in First Permian, LLC, and sales of marketable securities.

For the third quarter of 2003, Parallel's sales were 158,335 Bbls of oil and 895,216 Mcf of natural gas, or 307,538 BOE. The average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $31.00/$27.68 per barrel and $4.78/$4.86 per Mcf, or $29.87/$28.39 per BOE.
For the same period of 2002, oil sales were 28,452 Bbls at an average price of $28.01 per barrel and natural gas sales were 616,447 Mcf at an average price of $3.10 per Mcf, or 131,193 BOE at $20.66 per BOE.

Nine Months Results

For the nine months ended September 30, 2003, Parallel reported net income of $6.6 million, or $.27 per diluted share. Included in net income was $11.0 million of operating income primarily due to a 124% increase in production volumes and a 53% increase in oil and gas prices, net of hedges, when comparing the nine months ended September 30, 2003 to the same period of 2002. For the nine months ended September 30, 2002, Parallel recorded net income of $18.0 million, or $.79 per diluted share, which included $31.1 million for the gain on the sale of the assets of First Permian, LP.

For the nine months ended September 30, 2003, Parallel's sales were 471,652 Bbls of oil and 2,482,104 Mcf of natural gas, or 885,336 BOE. The average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $29.86/$27.78 per barrel and $5.53/$5.10 per Mcf, or $31.42/$29.09 per BOE. For the same period of 2002, oil sales were 91,739 Bbls at an average price of $23.71 per barrel and natural gas sales were 1,816,909 Mcf at an average price of $2.93 per Mcf, or 394,557 BOE at $18.98 per BOE.

Net cash provided by operating activities for the nine-month period ended September 30, 2003, was $14.3 million, compared to $5.3 million for the same period of 2002. The increase was primarily related to the above mentioned increases in oil and gas sales volumes and prices.

Balance Sheet Review

At September 30, 2003, current assets were $11.0 million, which included $5.3 million of cash. Current liabilities were $4.6 million, including current derivative obligations of $1.3 million. Long-term debt stood at $39.8 million after Parallel made a $3 million payment on its bank debt in the third quarter of 2003. Parallel amended its revolving loan agreement in the third quarter of 2003, eliminating monthly reductions in the available loan commitment amount, which would have commenced in August 2003. The borrowing base was also established at $50 million. The Company's net capitalized costs associated with its oil and gas properties and other equipment were $91.7 million. Parallel's stockholders' equity as of September 30, 2003 was $49.9 million, the largest in the Company's history.

                                     -more-

Parallel Petroleum Announces 3Q 2003 Results
October 29, 2003
Page 2

Capital Investment Budget for 2003

Parallel's estimated capital budget for 2003 has been revised to approximately $14.0 million, net to its interest. This budget has been increased $2.0 million since the Company's August 14, 2003 earnings release primarily due to increased spending on three new projects, which are discussed below. Parallel anticipates that the budget will continue to be funded from the Company's 2003 operating cash flow. The amount and timing of expenditures are subject to change based upon market conditions, results of expenditures, new opportunities and other factors.

Operational Update

     Three New Projects

         North Texas Barnett Shale Gas Project - This project consists of approximately 5,000 gross acres that have been accumulated by Parallel and its partners. Leasehold continues to be acquired and the first gas well in the project has been drilled and is awaiting completion. Drilling activity is expected to resume during the first quarter of 2004. Parallel owns an approximate 28% working interest in this project.

         Utah Project - This project consists of approximately 90,000 gross acres that have been accumulated by Parallel. It is a multiple zone project consisting of both oil and gas targets. The Company continues to build its leasehold position and expects to spud the first exploratory well in this project in the third quarter of 2004. Parallel owns and operates 100% of this project.

         New Mexico Gas Project - This project consists of approximately 50,000 gross acres that have been accumulated by Parallel and its partners. It is a multiple zone project primarily consisting of gas targets. Leasehold continues to be acquired, and drilling operations on this project are expected to begin before year-end 2003. Parallel owns an approximate 10% working interest in the project.

     Permian Basin of West Texas

         Fullerton Field, Andrews County - Parallel announced earlier this year its intention to stimulate approximately 40 of the 128 existing producing oil wells in the San Andres formation at an approximate depth of 4,400 feet. The Company is on pace with projections in terms of both spending and well performance. A total of 24 water-frac re-stimulations were performed during the period from mid-February through the end of September. Incremental oil production and reserve growth continue to exceed the Company's original expectations. The property has an historical 5% annual decline rate and more than 40-year reserve life. Parallel's working interest in these assets ranges from 25% to 85%.

         Lion Diamond M Canyon Unit, Scurry County - Since becoming operator in December 2002, Parallel has focused major field activity around infrastructure improvements that are prerequisite to development activities. An extensive amount of geological, geophysical, paleontological, and reservoir engineering effort is under way, as exploitation plans continue. Existing 3-D seismic data set is being reprocessed. The Company is also preparing to shoot an additional 3-D survey. Well reactivation and deepening activity has commenced. Approximately 5,500 gross acres, containing 83 existing well bores, are available for development through deepenings, recompletions, reactivations, infill drilling and waterflood expansion. Parallel owns a 66% working interest in the Diamond M Project.

         Diamond M Shallow Leases, Scurry County - On May 15, 2003, Parallel announced the initiation of geological and engineering evaluation and design work on a 3-pattern, 10-acre, infill waterflood pilot project. All preparatory recompletions, reactivations, and workovers on existing oil wells have been completed. The first of three injection wells has been drilled and is awaiting completion, and the second injection well is drilling. Approximately 2,600 acres, containing 102 existing well bores, are available for development through recompletion, workovers, infill drilling and waterflood expansion. Parallel expects to commence a 30-well infill drilling program during the first quarter of 2004 and, depending upon the performance results, the Company presently anticipates drilling approximately 60 additional wells prior to the end of 2005. Parallel owns a 66% working interest in the Diamond M Project.

                                     -more-

Parallel Petroleum Announces 3Q 2003 Results
October 29, 2003
Page 3


     East Texas

         Cook Mountain Gas Project, Liberty County - Since the second quarter of 2002, Parallel has participated in 7 Cook Mountain gas wells, 5 of which have been successful. The most recent well, the Riverside General Hospital #1, was recently completed at a depth of 13,200 feet and is being tested at the rate of 3,200 mcfe per day, on a 12/64-inch choke, with 4,900 pounds of flowing tubing pressure. Parallel's working interest in the well is approximately 17%.

         The Company has approximately 7 additional 3-D seismic Cook Mountain gas prospects to be drilled and expects drilling operations on 2 of these prospects to commence within the next 90 days. Parallel's average working interest in these prospects is approximately 15%.

     Onshore Gulf Coast of South Texas

          Yegua/Frio Gas Project, Jackson County - Since January 2003, Parallel has drilled 9 Frio gas wells, 6 of which have been completed as producers. The sixth well is waiting on pipeline connection and is expected to be on production within the next thirty days. Parallel's average working interest in the six wells is approximately 57%.

         The Company has approximately 3 Yegua and 7 Frio 3-D seismic gas prospects to be drilled. Parallel expects drilling operations on 1 Yegua prospect and 1 Frio prospect to begin within the next 60 days. Parallel's average working interest is approximately 40% in the Yegua prospects and approximately 50% in the Frio prospects.

Management Comments

Larry C. Oldham, Parallel's President, commented, "During the third quarter, our average daily oil and gas production reached an all time high of 3,417 BOE per day. We have reported four consecutive quarters of increased production. We expect additional increases in production as we accelerate our infill development program on the Diamond M Shallow and Diamond M Deep projects and our 3-D seismic drilling programs in the Yegua/Frio and Cook Mountain gas projects.

Oldham continued, "Because of increased production and prices, our operational earnings and cash flow also reached record high numbers. We have budgeted a three-year capital investment plan of approximately $50 million on our existing portfolio of projects that are well-balanced in terms of geography, commodity, and risk.

In a final comment, Oldham stated, "We continue to deliver steady production growth on existing projects while pursuing strategic acquisition opportunities."

Conference Call and Webcast Information

Parallel's management will host a conference call to discuss the Company's financial and operational results for the third quarter ended September 30, 2003 on Thursday, October 30, 2003, at 9:00 a.m. Eastern time. To participate in the call, dial 1-973-317-5319 at least five minutes before the scheduled start time. The conference call will also be webcast, complete with the "Current Slide Presentation", and can be accessed live at Parallel's web site, www.parallel-petro.com. A replay of the conference call will be available at the Company's web site or by calling 1-973-709-2089, Passcode I.D. 311382.

Also, on Wednesday, October 29, 2003, at 11:00 a.m. Eastern time, Parallel's management will present at The Wall Street Transcript's Investing in the Oil Exploration and Oil Services Industries Conference. Parallel's TWST presentation will be webcast, complete with slide show. The webcast and slide show may be accessed at Parallel's web site, www.parallel-petro.com, or at http://www.wallstreetwebcasting.com/webcast/twst12/plll/. The conference will be held at The Harvard Club, 27 West 44th Street (between 5th and 6th Avenues), New York, New York.

                                     -more-

Parallel Petroleum Announces 3Q 2003 Results
October 29, 2003
Page 4

                   FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

                         PARALLEL PETROLEUM CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                                                (audited)           (unaudited)
                                                               December 31,        September 30,
                                                                   2002                2003
                                                              -------------        -------------
                                                                          ($ millions)
ASSETS
Current assets                                                     $ 16.0               $ 11.0
Net property and equipment                                           85.7                 91.7
Other assets, net                                                     0.6                  0.7
                                                               -----------           ----------
Total                                                             $ 102.3              $ 103.4
                                                               ===========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                 $ 7.5                $ 4.6
Long-term debt, net                                                  45.6                 39.8
Deferred tax                                                          3.6                  5.5
Other liabilities                                                     0.1                  3.6
Stockholders' equity                                                 45.5                 49.9
                                                               -----------           ----------
Total                                                             $ 102.3              $ 103.4
                                                               ===========           ==========

----------------------------------------------------------------------------------------------------

                         PARALLEL PETROLEUM CORPORATION
                  CONDENSED CONSOLIDATED INCOME STATEMENT DATA
                                   (Unaudited)

                                                              Three Months Ended September 30,  Nine Months Ended September 30,
                                                              --------------------------------- --------------------------------
                                                                   2002             2003            2002                 2003
                                                              -------------     -------------    -----------          -----------
                                                                        ($ millions, except per share data)
Oil and gas revenues                                              $ 2.7            $ 8.7            $ 7.5              $ 25.8
Total costs and expenses                                            2.3              5.3              8.6                14.8
                                                                ----------       ----------       ----------          ----------
Operating income (loss)                                             0.4              3.4             (1.1)               11.0
                                                                ----------       ----------       ----------          ----------
Total other income (expense), net                                  (1.1)            (0.5)            28.9                (1.4)
                                                                ----------       ----------       ----------          ----------
Income (loss) before income taxes                                  (0.7)             2.9             27.7                 9.6
Income tax benefit (expense), net                                   0.3             (1.3)            (9.3)               (2.9)
                                                                ----------       ----------       ----------          ----------
Net income (loss) before cumulative effect of
    change in accounting principle                                 (0.4)             1.6             18.4                 6.7
Cumulative effect on prior years of a change
     in accounting principle, net of tax                              -                -                -                (0.1)
                                                                ----------       ----------       ----------          ----------
Net income (loss)                                                  (0.4)             1.6             18.4                 6.6
Preferred stock dividend                                           (0.1)            (0.1)            (0.4)               (0.4)
                                                                ----------       ----------       ----------          ----------
Net income (loss) available to common stockholders               $ (0.5)           $ 1.5           $ 18.0               $ 6.2
                                                                ==========       ==========       ==========          ==========
 Net income per common share:
Basic - after accounting change                                  $ (0.03)         $ 0.07           $ 0.87              $ 0.29
Diluted - after accounting change                                $ (0.03)         $ 0.07           $ 0.79              $ 0.27
Weighted average common share outstanding (millions):
Basic                                                               20.7            21.2             20.7                21.1
Diluted                                                             20.7            24.2             23.5                24.1

-----------------------------------------------------------------------------------------------------------------------------------

Parallel Petroleum Announces 3Q 2003 Results
October 29, 2003
Page 5


                         PARALLEL PETROLEUM CORPORATION
                          SALES VOLUMES AND PRICE DATA
                                   (Unaudited)

                                                       Three Months Ended               Nine Months Ended
                                                  ------------------------------  ------------------------------
                                                   9/30/2002        9/30/2003       9/30/2002       9/30/2003
                                                  -------------   --------------  --------------  --------------
Sales Volumes:
  Oil (Bbls)                                            28,452          158,335          91,739         471,652
  Natural gas (Mcf)                                    616,447          895,216       1,816,909       2,482,104
  Equivalent barrels of oil (BOE)                      131,193          307,538         394,557         885,336
  Equivalent barrels of oil (BOE) per day                1,458            3,417           1,461           3,279
Prices:
  Bbls (unhedged)                                      $ 28.01          $ 31.00         $ 23.71        $ 29.86
  Bbls (hedged)                                        $    -           $ 27.68         $    -         $ 27.78
  Mcf (unhedged)                                       $  3.10          $  4.78         $  2.93        $  5.53
  Mcf (hedged)                                         $    -           $  4.86         $    -         $  5.10
  BOE (unhedged)                                       $ 20.66          $ 29.87         $ 18.98        $ 31.42
  BOE (hedged)                                         $    -           $ 28.39         $    -         $ 29.09

----------------------------------------------------------------------------------------------------------------


The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.parallel-petro.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.



                                      ###